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                                                                    EXHIBIT e(4)


                             DISTRIBUTION AGREEMENT

         AGREEMENT, made as of the 24th day of July, 2000 by and between AIM SUMMIT FUND, a Delaware business trust (the "Trust"), and A I M DISTRIBUTORS, INC., a Delaware corporation (the "Distributor").

                                   WITNESSETH
         WHEREAS, the Trust is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended; and

         WHEREAS, the Distributor sponsors systematic investment plans (the "Plans") based upon shares of the beneficial interest of the Trust, and the Distributor desires to arrange for the acquisition of Trust shares for deposit and use under the Plans; and

         WHEREAS, the Trust and the Distributor desire to enter into a new agreement appointing the Distributor as the principal distributor of the shares of beneficial interest of the Trust.

         NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration by each of the parties hereto to the other party paid and of the agreements, covenants and obligations herein contained:

         1. The Trust appoints the Distributor as the principal distributor of Trust shares for a term of two years commencing upon the date first above written and continuing thereafter for consecutive periods of one year provided the continuance of this Agreement is approved at least annually (a) by the Trust's Board of Trustees, including a majority of the members of the Board of Trustees who are not parties to the Agreement or interested persons of any such party (other than as a Trust trustee), in person at a meeting called for such purpose or (b) by the affirmative vote of the holders of either: (i) 67% or more of the Trust shares voting (if more than 50% of the outstanding Trust shares are voted) or (ii) more than 50% of the outstanding Trust shares. Notwithstanding the termination of this Agreement, the Trust agrees to sell sufficient Trust shares to the Distributor or any bank or banks acting as custodian for the Plans to permit completion of all Plans begun prior to such termination. The Distributor represents and agrees that it will use its best efforts to sell Plans based upon Trust shares throughout the term of this Agreement.

         2. The Trust shall use its best efforts in maintaining registration of itself and its securities under the Investment Company Act of 1940, as amended (the "Act"), and the Securities Act of 1933, as amended, and shall bear all expenses in connection therewith. The Trust shall provide to the Distributor or the bank or banks acting as custodian for the Plans sold by the Distributor a sufficient number of copies of any and all general mailings, together with the necessary


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envelopes, including, without limitation, proxy material, proxies, annual, semi-annual and quarterly reports, sent from time to time to the holders of Trust shares so as to provide a single copy, together with the necessary envelope and postage, to each holder of a Plan. The Trust agrees to furnish all the above-mentioned material at no cost to the Distributor. The Distributor agrees that it will furnish the Trust for its files two copies of all material supplied to holders of Plans by the Distributor. The Trust shall provide to the Distributor, at printer's over-run costs, such additional copies of its prospectus and its annual, semi-annual and other reports and communications to shareholders as the Distributor may reasonably require for sales purposes. It is understood that the Distributor is a wholly-owned subsidiary of A I M Advisors, Inc., the investment adviser to the Trust ("AIM"), and that AIM is a wholly-owned subsidiary of A I M Management Group Inc., and that the Trust's agreement to supply information and printed material described in this Agreement may be fulfilled by AIM.

         3. The Trust shall cooperate in the qualification of Trust shares under the laws of the various states of the United States and shall execute and deliver such documents as may reasonably be required for such purpose, but the Trust shall not be required to qualify as a foreign corporation in any jurisdiction, nor effect any modification of its policies or practices without prior approval of the Trust's officers. The officers of the Trust shall determine whether it is desirable to qualify or continue to offer Trust shares in any jurisdiction.

         4. The Distributor agrees that all solicitations for subscriptions to Trust shares shall be made in accordance with the Trust's Declaration of Trust and By-laws, Registration Statement and Prospectus, and shall not at any time or in any manner violate any provisions of the laws of the United States or of any state or other jurisdiction in which solicitations are then being made. The Distributor may enter into sales agreements with dealers to sell Trust shares.

         5. The Distributor shall purchase from the Trust as principal, and the Trust agrees to sell to the Distributor at the net asset value thereof, Trust shares sufficient to meet the requirements of all such Plans as are sold, distributed and/or issued by the Distributor. Such shares will be sold to the Distributor at net asset value computed in the manner set forth in the Trust prospectus in effect at the time of sale of such shares. The Distributor shall not maintain a long or short position in Trust shares for its own account, except as may incidentally result from cancellation or by-in of orders made by it or its dealers for customers because of such customer's failure to pay.

         6. The agreement on the part of the Trust to sell Trust shares upon demand, at net asset value as set forth in paragraph 5 hereof, is subject to the following limitations:

            (a) that the Plans are maintained in good standing as unit investment trusts under the Federal Securities Laws;


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            (b) that the membership of the Distributor in the National
            Association of Securities Dealers, Inc. and its registration as broker-dealer under the Securities Exchange Act of 1934, as amended, have not been cancelled, revoked or suspended; and

            (c) that the Distributor is not in violation of any of the federal or state laws and regulations relating to the registration and sale of said Plans.

If the Distributor shall, within 30 days after a default under any of the provisions of this paragraph, cure such default to the reasonable satisfaction of the Trust, then the agreement of the Trust to sell at the net asset value Trust shares in accordance with paragraph 5 hereof shall remain unimpaired, anything in this paragraph 6 to the contrary notwithstanding.

         7. The Distributor's right to purchase Trust shares at net asset value for resale shall be exclusive, except that:

            (a) the Trust may issue its shares at their net asset value to any shareholder of the Trust purchasing such shares with dividends or other distributions received from the Trust pursuant to an offer made to all shareholders;

            (b) the Trust may issue its shares at their net asset value in connection with certain classes of transactions or to certain classes of persons as set forth in the then current prospectus of the Trust;

            (c) the Distributor may, and when requested by the Trust shall, suspend its efforts to effectuate sales of Trust shares at any time when in the opinion of the Distributor or of the Trust no sales should be made because of market or other economic considerations or abnormal circumstances of any kind; and

            (d) the Trust may withdraw the offering of its shares of beneficial interest (i) at any time with the consent of the Distributor, or
            (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction.

                  It is mutually understood and agreed that the Distributor does not undertake to sell all or any specific portion of the shares of beneficial interest of the Trust.


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         8. The Distributor may from time to time, whenever it is in the best interest of holders of Plans, substitute a new investment medium for the Trust shares theretofore employed (such substitution to be made as to the Trust shares already purchased and to be purchased, or only as to Trust shares to be purchased), provided that no substitution shall result in a direct or indirect payment, commission or other compensation to the Distributor or any subsidiary or affiliate of the Distributor, and provided, further, that such substituted shares are generally comparable in character and quality to the Trust shares theretofore purchased under the Plans and meet with the approval of the custodian of the Plans and are shares registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, so long as that statute remains in force; and further provided, that before any substitution may be made, the Distributor shall:

            (a) Give notice of the proposed substitution to the Trust and the custodian of the Plans and first satisfy the custodian that arrangements have been entered into by the Distributor which reasonably assure that the new shares will be available for purchase by the custodian and subject to redemption on terms generally as favorable as those applicable to the Trust shares currently employed as the investment medium;

            (b) Give written notice to each holder of a Plan of the proposed substitution giving a reasonable description of the new shares and notifying each holder of a Plan that unless he surrenders his Plan to the custodian for termination within 30 days of the date of such notice, he will be conclusively deemed to have authorized the substitution, and to have agreed to bear his pro rata share of the actual expenses including tax liability incurred by the custodian and the Distributor in connection therewith;

            (c) In the case of substitution of new shares for Trust shares already purchased, arrange that the custodian will be furnished, without payment of sales commission or fees, with new shares having an aggregate value on the basis of their net asset value at least equal to the aggregate value of the old Trust shares similarly computed, or computed on the basis of the best available bid price the custodian is able to obtain for such old Trust shares in the event the issuer thereof does not quote the net asset value at the time in question;


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            (d) Furnish the custodian with a certificate signed by the President or Secretary of the Distributor, showing that the Distributor has given notice to each holder of a Plan as above provided; and

            (e) File an application with the Securities and Exchange Commission.

         9. The Trust agrees to indemnify and hold the Distributor and each person (if any) who controls the Distributor within the meaning of Section 15 of the Securities Act of 1933 harmless from and against any and all losses, claims, damages and liabilities caused by or alleged to exist by reason of any untrue statement or alleged untrue statement of a material fact contained in the Trust's Registration Statement or Prospectus (as amended or supplemented if the Trust shall have made any amendments or supplements thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or alleged untrue statement or omission shall have been furnished by the Trust for use in the Registration Statement or Prospectus.

         The Distributor agrees that, promptly upon its receipt of notice of the commencement of any action against the Distributor or against any person so controlling the Distributor, in respect of which indemnity or reimbursement may be sought from the Trust on account of its agreement in the preceding paragraph, notice in writing will be given to the Trust of the commencement thereof. Thereupon, the Trust shall be entitled to participate, to the extent that it shall wish (including the selection of counsel), in the defense thereof. The Distributor or any such controlling person shall have the right, at its or his own expense, to employ separate counsel in any such case.

         In the event that any such claim for indemnification is made by any officer, director or person in control of the Distributor within the meaning of
Section 15 of the Securities Act of 1933 who is also an officer or director of the Trust, the Trust will submit to a court of appropriate jurisdiction the question of whether or not indemnification by it is against public policy as expressed in the Securities Act of 1933, the Securities Exchange Act of 1934, and the Act, and will be governed by the final adjudication of such question.

         Notwithstanding anything to the contrary contained herein, the foregoing indemnity does not protect or purport to protect or indemnity the Distributor for any liability to the Trust or to holders of Trust shares to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.


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         10. The Distributor agrees to indemnify and hold harmless the Trust, its officers, directors or agents to the same extent as in the foregoing indemnity from the Trust to the Distributor, arising by reason of the sponsorship or distribution by the Distributor of Plans based upon Trust shares, but only with respect to any untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Trust by the Distributor or by any person on behalf of or at the request of the Distributor, excluding the Trust, expressly for use in the Registration Statement or Prospectus. The Distributor also agrees to indemnify and hold harmless the Trust, its officers, agents and directors from and against any and all losses, claims damages and liabilities caused by or alleged to exist by reason of sales activities by it or its authorized agents, in violation of the laws of the United States or of any state or other jurisdiction in which solicitations are made or any rule or regulation promulgated by any lawfully constituted authority.

         In case any action shall be brought against the Company, its officers, directors or agents, in respect of which it may seek indemnity or reimbursement from the Distributor on account of the agreement of the Distributor contained in the preceding paragraph, the Distributor shall have the rights and duties given to the Trust, and the Trust, its directors, officers or agents shall have the rights and duties given to the Distributor, in the second, third and fourth paragraphs of paragraph 9.

         11. This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Trust, or by the Distributor, on sixty (60) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment, as defined in the Act, by the Distributor.

         12. The Trust has adopted a distribution plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Plan") which authorizes the Trust to pay to the Distributor an asset-based sales charge in an amount equal to 0.30% per annum of the average daily net assets attributable to the Shares of the Trust. The Distributor hereby contractually agrees to waive a portion of the amount payable under the Plan attributable to Shares held in AIM Summit Investors Plans I so that, subject to the limitations, if any, of applicable law including the applicable National Association of Securities Dealers, Inc. ("NASD") Conduct Rules (formerly, the NASD Rules of Fair Practice) regarding asset-based sales charges, the Trust shall pay to the Distributor as a reimbursement for all or a portion of the expenses it incurs in providing shareholder services, or as reasonable compensation for distribution of the Shares, an asset-based sales charge in an amount equal to 0.10% per annum of the average daily net asset value of the Shares held through AIM Summit Investors Plans I and 0.30% per annum of the average daily net asset value of all other Shares (collectively, the "Distributor's 12b-1 Share"), such sales charge to be payable pursuant to


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the Plan. The Distributor further agrees that its waiver of payments under the
Plan in respect of Shares held in AIM Summit Investors Plans I shall not be changed or revoked without prior approval of shareholders of the Trust.

         Amounts received by the Distributor may be used in part for the implementation of shareholder service arrangements with respect to Trust Shares, AIM Summit Investors Plans I and AIM Summit Investors Plans II. The maximum service fee paid to any service provider shall be twenty-five one-hundredths of one-percent (0.25%) per annum of the daily net assets, attributable to the Trust Shares beneficially owned by the customers of such service providers. To the extent that amounts paid to the Distributor pursuant to this paragraph 12 are not used specifically to reimburse the Distributor for any such expenses, such amounts may be treated as compensation for the Distributor's services and shall be deemed an asset-based sales charge. The Distributor's 12b-1 Share shall accrue daily and be paid to the Distributor as soon as practicable after the end of each such calendar month (unless the Distributor shall specify a later date in written instructions to the Trust). The Distributor shall maintain adequate books and records to permit calculations periodically (but not less than monthly) of, and shall calculate on a monthly basis, the Distributor's 12b-1 Share to be paid to the Distributor. The Trust shall be entitled to rely on Distributor's books, records and calculation relating to Distributor's 12b-1 Share.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto the day and year first above written.



ATTEST:                                   AIM SUMMIT FUND


 /s/ P. MICHELLE GRACE                    By: /s/ ROBERT H. GRAHAM
---------------------------------            -----------------------------------
Name:                                     Name:   Robert H. Graham
Title:                                    Title:  President


ATTEST:                                   A I M DISTRIBUTORS, INC.


 /s/ OFELIA M. MAYO                       By:  /s/ MICHAEL J. CEMO
---------------------------------            -----------------------------------
Name:                                     Name:   Michael J. Cemo
Title:                                    Title:  President



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